Exhibit 23.3





                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Equitex, Inc. on Form S-3/A of our report on Nova Financial Systems, Inc., dated March 30, 2001, which appears in the Annual Report on Form 10-K of Equitex, Inc. for the year ended December 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



                                        /S/ McGLADREY & PULLEN, LLP

Fort Lauderdale, Florida
May 1, 2002